                                                                    Exhibit 10.2



                                   WISMA ATRIA



                                Tenancy Agreement

                                     Between

                            Wisma Development PTE LTD

                                       And

                                CHEMCONNECT, INC.
                               OFFICE UNIT #15-03



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                                TENANCY AGREEMENT

                                TABLE OF CONTENTS



Clauses                                                                              Page
-------                                                                              ----
1.              Demise                                                                 1
2.              Tenant's Covenants                                                     1-2
3.              Date for Payment                                                       2
4.              Deposit                                                                2
5.              Service Charge                                                         2-4
6.              Property Tax And Goods And Services Tax                                4
7.              Possession And Fitting Out                                             4-5
8.              Covenants Relating to Alterations Etc to Premises                      5-6
9.              Use of Demised Premises By Tenant                                      6-9
10.             Maintenance, Repair, Etc                                               9-11
11.             Insurances                                                             11
12.             Indemnities Etc                                                        11-12
13.             Landlord's Covenants                                                   12
14.             Management And Operation Of The Building                               13-14
15.             Default, Termination, Etc                                              14
16.             Duties On Expiration/Determination                                     15
17.             Renewal                                                                15
19.             Redevelopment of the Building                                          16
20.             Legal Costs                                                            16
21.             Inspection                                                             16
22.             General                                                                16-17
23.             Absolute Exclusions                                                    17-18
24.             Easements                                                              18
25.             Interpretation                                                         18
                The First Schedule Above Referred To                                   19
                The Second Schedule Above Referred To                                  20-21



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                                       1



        THIS LEASE is made the 7th day of December One thousand nine hundred and ninety-nine (1999) Between WISMA DEVELOPMENT PTE LTD a company incorporated in the Republic of Singapore and having its registered office at 435 Orchard Road #14-04/06, Wisma Atria, Singapore 238877 (hereinafter called "the Landlord" which expression shall where the context so admits include its assigns and successors) of the one part And the Tenant named in item 1 of the First Schedule hereto (hereinafter called "the Tenant" which expression shall where the context so admits include its successors and permitted assigns) of the other part.

WITNESSETH as follows:

        1. DEMISE

In consideration of the rents, service charge, and Tenant's covenants hereinafter reserved and contained, the Landlord hereby lets and the Tenant takes ALL that the premises more particularly described in item 2 of the First Schedule hereto (hereinafter referred to as "the demised premises") being part of the building known as WISMA ATRIA 435 Orchard Road, Singapore 238877 (hereinafter referred to as "the Building") together with (but to the exclusion of all other liberties, easements, rights or advantages):

           (a) the right for the Tenant and others duly authorised by the Tenant but only so far as necessary and as the Landlord can lawfully grant the same of ingress to and egress from the demised premises in over and along all the usual entrances, landings, passenger lifts and passage-ways leading thereto in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto;

           (b) the right for the Tenant and others duly authorised by the Tenant to the use of such sufficient toilet facilities in the Building as shall be designated from time to time in writing by the Landlord but such use shall be in common with the Landlord and all others so authorised by the Landlord and all other persons so entitled thereto;

           (c) the right for the Tenant and all others authorised by the Tenant to the use and benefit of the air conditioning system installed in the Building in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto.

Excepting and Reserving unto the Landlord the free and uninterrupted use of all gas, water and other pipes, electric, telephone and other wires, conduits, flues and drains in through or under the demised premises TO HOLD the demised premises unto the Tenant for the term stated in item 3 of the First Schedule hereto (hereinafter referred to as "the said term") YIELDING AND PAYING THEREFOR unto the Landlord during the said term the rent and service charge in accordance with the provisions hereinafter contained.

        2. TENANT'S COVENANTS

The Tenant for itself hereby covenants with the Landlord as follows:

           (a) Rent: To pay to the Landlord during the said term the monthly rent as stated in item 4 of the First Schedule hereto, monthly in advance on the 1st day of every calendar month and clear of all deductions.


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                                       2



           (b) Service Charge: To pay to the Landlord during the said term the monthly service charge (hereinafter referred to as "service charge") as stated in item 5 of the First Schedule hereto, monthly in advance on the first day of every calendar month and clear of all deductions.

           (c) Damage or destruction of premises: If during the said term the whole or any part of the Building shall be destroyed or damaged by fire water riot civil commotion Act of God or other acts beyond the control of the Landlord so as to render the demised premises substantially unfit for the use and occupation of the Tenant or so as to deprive the Tenant of substantial use of the same or so as to render the rebuilding or reconstruction of the Building in its previous form unpracticable or undesirable in the opinion of the Landlord but so long as such damage or destruction shall not be attributable to the Tenant then upon the happening of any such damage or destruction as aforesaid the monthly rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained shall abate and all or any remedies for the recovery of such rent or such proportionate part thereof shall be suspended until the demised premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Tenant Provided Always that nothing herein contained or implied shall be deemed to impose any obligation upon the Landlord to rebuild or reinstate or make fit for occupation the demised premises and any money expended by the Landlord in so doing shall not form any part of the service charge. Provided Always that in the event that the demised premises, or any part thereof, are not rendered fit for occupation and use within three
(3) months from the date of such destruction or damage the Tenant shall be entitled to give to the Landlord notice in writing terminating the lease forthwith.

           (d) Paid-up Capital: The paid-up capital of the Tenant shall be at least $25,000.00.

        3. DATE FOR PAYMENT

The first payment of rent and service charge shall be made in full on the execution of this Lease by the Tenant and subsequent payments of the monthly rent and service charge shall be made on the first day of every subsequent month.

        4. DEPOSIT

The Tenant shall on or before the execution of this Lease pay to the Landlord the sum stated in item 6 of the First Schedule hereto being a sum equivalent to the aggregate of three (3) months' rent and three (3) months' service charge which shall be held by the Landlord as a deposit for the due observance and performance by the Tenant of the Tenant's covenants and conditions herein contained and so long as the Tenant shall duly observe and perform the Tenant's covenants and conditions herein contained the Landlord shall at the expiration of the said term refund to the Tenant the said deposit free of interest less all costs and expenses properly payable by the Tenant hereunder. PROVIDED ALWAYS that upon any increase of rent during the said term and/or revision of the service charge for the time being payable by the Tenant to the Landlord hereunder the said deposit shall likewise be revised and the Tenant shall pay to the Landlord on demand the difference. PROVIDED FURTHER that if any sums are owing by the Tenant to the Landlord under any of the provisions of this Agreement the Landlord shall be entitled (but shall not be under any obligation so to do) to set-off such sums against the said deposit and the Tenant shall



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                                       3



on demand forthwith pay to the Landlord the sums so set-off to maintain the said deposit as aforesaid.

        5. SERVICE CHARGE

           (a) Revision of service charge: the Landlord shall be entitled at any time and from time to time to revise the service charge by serving a notice on the Tenant of such intention;

           (b) Payment of revised service charge: if there is any increase in the outgoings of the Building, the Tenant shall pay an additional service charge in each and every month representing the apportioned extra costs as is attributable to the demised premises at the same time and in the same manner as hereinbefore mentioned with regard to monthly service charge and such increase shall take effect as from the date specified in the said notice (whether retrospective or prospective). For the purpose of ascertaining the additional service charge payable under the provision aforesaid all increases in the outgoings of the Building shall be apportioned in the proportion which the floor area of the demised premises bears to the total area of the rentable floor space in the Building including any floor space occupied by the Landlord and a statement by the Landlord as to the increase of outgoings of the Building and the apportionment thereof certified by the Landlord's auditor shall be accepted by the Tenant as final and conclusive and binding on the Tenant as such.

           (c) Outgoings: the term "outgoings of the Building" where used in this Lease shall mean the total sum of all outgoings, cost and expenses of the Landlord properly or reasonably assessed or assessable, charged or chargeable, paid or payable or otherwise incurred in respect of the Building (including in such term for the purposes of this Clause the curtilage of the Building and all levels thereof including, but without limiting the generality of the foregoing, those levels below ground level whether used for the parking of motor vehicles or otherwise) and in the control, management, maintenance of the Building and in particular but without limiting the generality of the foregoing shall include:

               (i) all charges for and costs in relation to the supply of water and removal of all sewerage waste and other garbage from the Building and the land on which the Building is erected;

               (ii) all amounts payable in respect of insurances relating to the Building and the equipment and appliances therein including but without limiting the generality of the foregoing public liability insurance;

               (iii) all costs of management, control and administration of and security for the Building including the wages bonuses and other benefits of all necessary staff including administration, accounting and all support staff;

               (iv) the costs of operating and supplying all services from time to time provided by the Landlord for tenants and occupiers of the Building including lifts, escalators and air-conditioning and the maintenance, repair, renovation and amortization of all lifts, escalators, air-conditioning and other plant and equipment required in connection with any of such services;


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                                       4



               (v) all charges for lighting, power, air-conditioning and ventilation incurred in connection with the Building and in particular, but without limiting the generality of the foregoing in connection with the entrances, landings, lifts, escalators, lobbies, corridors, passages, stairways and toilets of the Building;

               (vi) the costs of the cleaning of the exterior of the Building (including all windows) and the common areas of the Building including but without limiting the generality of the term, the entrances, landings, lifts, escalators, lobbies, corridors, passages, stairways and toilets and any other common areas;

               (vii) the expenses of the Landlord in supplying paper, soap and other toilet requisites in the toilets;

               (viii) all rates, taxes, charges, assessments, duties and fees of any public, governmental or semigovernmental body, authority or department levied, assessed or charged in respect of the Building and not by this Lease being the responsibility of any tenant;

               (ix) all costs and charges for the landscaping and environmental improvements on or to the Building;

               (x) all fees payable to the auditors, accountants and other professional consultants of the Landlord in respect of the Building;

               (xi) the costs of the maintenance, repair and testing of all the fire-fighting and protection equipment including sprinkler installations, hydrants, fire extinguishers and smoke detectors installed by the Landlord throughout the Building together with any charges rendered by any authority in the supply, maintenance, servicing and monitoring of fire alarms;

               (xii) all costs incurred in the control of and eradication of all pests in the common area;

               (xiii) all cost incurred in the lease, hire, repair, maintenance and running of all loudspeakers, public address and music broadcasting systems in the common area (if installed);

               (xiv) all costs incurred by the Landlord in complying with the requirements from time to time of any governmental, semi-governmental, health, licensing or other authority having jurisdiction or authority in respect of the Building excluding any of such requirements which are the responsibility of a particular tenant or occupier of the Building;

               (xv) the management fees payable by the Landlord to the Landlord's managing agent of the Building, if any.

        6. PROPERTY TAX AND GOODS AND SERVICES TAX:

               (a) (i) The Tenant shall pay as and when required by the Landlord the additional sum in respect of Government Property Tax or other imposition of a like nature by


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                                       5



whatever name called that may be levied and imposed upon or in respect of or apportioned or attributable to the demised premises over and above the amount of such Property Tax or other imposition of a like nature by whatever name called levied and imposed as at the date of commencement of the said term.

               (ii) Where the Property Tax actually paid by the Landlord to the Government apportioned or attributable to the demised premises exceeds the Property Tax that would have been payable by the Landlord to the Government had the Annual Value assessed by the Government been the same as the annual base rental paid by the Tenant to the Landlord under this lease, the Tenant shall pay as and when required by the Landlord the excess property tax.

           (b) The Tenant shall pay as and when required by the Landlord such sums in respect of Goods and Services Tax, consumption tax, value added tax or other imposition of a like nature by whatever name called that may be levied and imposed by the Government on or in respect of rent, service and other charges payable by the Tenant to the Landlord under this Lease or otherwise, including all revisions and increases in the rates of such tax or taxes and whether or not such tax or taxes shall have been imposed or levied at the commencement of this lease.

        7. POSSESSION AND FITTING OUT

           (a) The Tenant shall have four (4) weeks from 3rd November 1999 to fit-out the demised premises. The Landlord shall give the Tenant written notice specifying the date upon which possession of the demised premises will be given to the Tenant. The Tenant may thereafter but subject to compliance by the Tenant with Clause 7(b) hereof fit out the demised premises at its own expense in accordance with the provisions of Clause 8 hereof.

           (b) For the purpose of the fitting out works or any of the works mentioned in Clause 8 hereof:

               (i) the Tenant and its contractors shall co-ordinate their activities with and follow the instructions of the Landlord its agents and servants;

               (ii) the Tenant shall keep the demised premises clean and tidy and on completion of the Tenant's said works shall remove therefrom all waste and debris to such places within the grounds of the Building as the Landlord shall designate and in the event of default by the Tenant the Landlord shall do so and apply the deposit next hereinafter mentioned in meeting the entire cost thereof and if the said deposit shall be insufficient the Tenant shall on demand pay the Landlord the difference;

               (iii) the Tenant shall immediately prior to the commencement of the said works deposit with the Landlord the sum of Dollars One Thousand (S$1,000.00) per unit for the due performance by the Tenant of its obligations as regards the said waste and debris and at the completion of the works the Landlord shall refund to the Tenant the said sum or the balance thereof (as the case may be) free of interest;



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                                       6



               (iv) the Tenant shall carry out the Tenant's said works during normal business hours unless the Landlord in its absolute discretion allows access at other times;

               (v) the Tenant may use electric power and water available on site subject to approval of and coordination with the Landlord its agents and servants.

               (vi) the Tenant shall effect public liability insurance in such amount as the Landlord may reasonably require and workmen's compensation and fire insurance all to the approval of the Landlord. The Tenant shall produce the insurance policies for the inspection of the Landlord prior to commencement of works.

               (vii) until the commencement date of the said term use and occupation by the Tenant of the demised premises shall be by way of license only and shall be solely for the purpose of carrying out the fitting out works and shall be at the Tenant's own risk in all respects.

        8. COVENANTS RELATING TO ALTERATIONS ETC TO PREMISES

The Tenant hereby covenants:

           (a) Tenant's works: to carry out within the demised premises at its own cost and expense and in accordance with Clause 7 all or any of the following works as the Tenant may consider necessary:

               (i) partitioning within the demised premises;

               (ii) installation of all necessary electrical wiring conduits, fittings and fixtures;

               (iii) all mechanical works of any kind whatsoever;

               (iv) provision of carpets, tiles (vinyl or otherwise) and other floor covering or finishes of whatever kind; and

               (v) where water or gas is to be supplied to the demised premises installation of water and other pipes, apparatus, fittings, fixtures and all necessary plumbing.

           (b) Installations and partitions: to use for carrying out the above installations, partitioning and other works materials of such standard as to type, quality, colour and size as the Landlord, its architects or engineers shall approve and cause such installations, partitioning and other works to be carried out in the demised premises in accordance with plans and specifications that shall have received the prior written approval of the Landlord, its architects or engineers and the relevant governmental and/or statutory authorities. Such installations, partitioning and other works shall only be effected by a contractor appointed by the Tenant and approved by the Landlord and in accordance with approved plans and specifications and under the supervision of an architect or engineer appointed by the Landlord and the completion thereof shall be subject to approval by the Landlord, its architects or engineers and



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                                       7



the Tenant shall not make any additions, alterations or renovations to the said installations, partitions and other works except with the prior approval in writing of the Landlord, such approval not to be unreasonably withheld. The fees of any architects, engineer or other consultant employed by the Landlord for the purpose of considering, approving and supervising the plans, specifications, materials and all works carried out by the Tenant and all other costs, charges and expenses incurred by the Landlord in connection therewith shall be borne by the Tenant and paid by the Tenant to the Landlord on demand. No delay in carrying out and completing all or any of the installations, partitioning and other works (including installation of telephones and/or teleprinters) in or at the demised premises, whether caused by any governmental and/or statutory authorities or otherwise, shall be a ground for postponing the commencement of the said term of the tenancy or relieve in any way the Tenant from the performance and observance of the covenants, conditions, stipulations or agreements herein contained and on its part to be performed and observed.

           (c) Alterations and additions: not to make or permit to be made any alterations or additions to the demised premises or any part thereof or the Landlord's fixtures, fittings and decorations therein and in particular not to make or permit to be made any such alterations or additions that will prevent the full and unrestricted use and benefit of the air-conditioning system to portions of the Building adjoining the demised premises without having first obtained the written consent of the Landlord, such consent not to be unreasonably withheld, and in the event of such license and consent being given to carry out at the Tenant's own expense such alterations or additions with such materials and in such manner and at such time as shall be designated by the Landlord and upon the determination of the said term if requested by the Landlord the Tenant shall remove all such alterations in or additions to the demised premises whether constructed by the Tenant or by any previous tenants so as to restore the demised premises to their original state and condition at the expense of the Tenant.

           (d) No hacking: that the Tenant shall not, whether in the course of its fitting out works or an ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving the hacking of the floors of the demised premises.

        9. USE OF DEMISED PREMISES BY TENANT

           (a) Permitted use: The Tenant will not use or permit to be used the demised premises or any part thereof otherwise than for the purpose specified in
Item 7 of the First Schedule and will not permit or suffer the use of the same or any part thereof for any other purpose whether temporary or permanent.

           (b) Assignment or other dealing: The Tenant will not during the continuance of this Lease assign sublet or otherwise deal with or dispose of the demised premises or any part thereof. For the purposes hereof any change in the principal shareholding of the Tenant altering the effective control of the Tenant shall be deemed an assignment of this Lease provided that any initial or subsequent public offering of the shares of the Tenant in connection with a listing on a stock exchange shall not be deemed an assignment under this Clause.



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                                       8



           (c) Conduct of Business: The Tenants shall at all times during the term of the Lease:

               (i) conduct its business at the demised premises under the business or trade name specified in item 9 of the First Schedule hereto or such business or trade name as shall have received the Landlord's prior consent;

               (ii) conduct its business in the demised premises in good faith and in a reputable manner and will not commit or suffer or permit to be committed any illegal or unlawful act on the demised premises;

               (iii) refer to the Building by its proper name wherever the Tenant designates or refers to the Building in any newspaper or other advertising stationery or other printed material.

               (iv) store and/or stock in the demised premises only such goods, wares and merchandise as the Tenant intends to offer for sale in at or from the demised premises or as are necessary to supply service to customers;

               (v) be responsible for obtaining and keeping in force all governmental approvals licences and permits necessary for the conduct of its business at the demised premises and for ensuring that the terms and conditions of such approvals licences and permits are strictly adhered to and shall indemnify the Landlord against any consequences or proceedings arising from the Tenant's default in complying with the provisions of this Clause.

           (d) Signs: The Tenant shall not without the prior approval in writing of the Landlord such approval not to be unreasonably withheld erect display affix or exhibit on or to the exterior of the demised premises any signs lights embellishments advertisement name or notice which do not conform to the reasonable requirements and standard of the Landlord as to location design quality size and appearance.

           (e) Restrictions on use of name of Building: The Tenant shall not without the Landlord's prior written consent use the name of the Building or any picture or likeness of the Building or the demised premises in its registered or trade name or for any advertising or purpose other than as the address and place of business of the Tenant Provided That the Tenant shall be entitled to incorporate references to and illustrations and sketches of the Building in any dockets vouchers catalogues and advertisement or sales promotion material relating to the business carried on by it in the Building. If the Tenant's registered name or trade name shall include the name or title of the Building the Tenant will upon the expiration or sooner determination of the said term lodge with the Registrar of Businesses Notice of Cessation of the use of such name if it is registered under the Business Registration Act (Cap. 32) or if the Tenant is a company and the name of the company includes the said name or title, shall take all steps necessary to remove such name or title from the name of the company.

           (f) Radio, television aerials: The Tenant shall not without the consent in writing of the Landlord erect or place upon within or without the demised premises any radio or television aerial or antenna or any loudspeakers screens or similar devices or equipment and will not without the like consent use or permit to be used any radio gramophone television or other like media or equipment likely to be heard or seen from outside the demised premises



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                                       9



Provided however that any consent so given as aforesaid may at any time be withdrawn where the Landlord so determines having regard to the interests of the Building as a whole and/or the rights or interests of other tenants occupiers or persons lawfully therein but Provided Always that Tenants dealing in audio visual equipment shall be permitted to operate such equipment in a reasonable manner in conformity with the reasonable requirements of the Landlord as to volume and intensity.

           (g) Parking of delivery vehicles: The Tenant shall not permit trade vehicles while being used for delivery and pick up of merchandise to or from the demised premises to be driven parked or stopped at any place of time within the Building except within the loading dock of the Building or at such other place or places and at such time or times as the Landlord or the Management Corporation may specifically allow and the Tenant shall prohibit its employees service suppliers and others over whom it may have control from parking delivery vehicles during loading or unloading in any place other than the said loading dock or such other places which the Landlord may from time to time allot for such purposes and from obstructing in any manner howsoever the entrances exits and driveways in and to the common parking area and also the pedestrian footways in or to the Common Area.

           (h) Loading dock: The Tenant shall not use or permit to be used the said loading dock for the storage of goods or for any other purpose other than for the prompt loading and unloading of goods.

           (i) Common Areas: The Tenant shall not by its employees or agents solicit business in the parking or other common areas nor distribute pamphlets or other advertising matter in motor or other vehicles parked in the parking area or in any other common areas nor display advertising material and shall at all times comply with any rules and regulations from time to time laid down by the Management Corporation of the Building established pursuant to Land Titles (Strata) Act (Cap. 158).

           (j) Rules and Regulations of Building: The Tenant shall at all times observe and comply with the Rules and Regulations of the Building contained in the Second Schedule hereto (and as from time to time varied added to deleted or amended as hereinafter provided) relating to the management and care of the Building and the conduct of Tenants Provided That no amendment or variation of such rules regulations or any variations thereof shall be inconsistent with the rights of the Tenant as expressed in this Lease And the Tenant agrees that failure of the Tenant to keep any of such rules and regulations as may from time to time be in force shall constitute a breach of the terms of this Lease in the same manner as if the rules and regulations were contained herein as covenants with the Landlord.

           (k) No representations on suitability: The Tenant acknowledges and declares that no promise representation warranty or undertaking has been given by or on behalf of the Landlord in respect of the suitability of the demised premises or the Building for any business to be carried on therein or to the fittings finishes facilities and amenities of the demised premises or the Building or as to other businesses to be carried on in the Building otherwise than in the Lease contained.

           (l) Utilities: The Tenant will pay all charges for electricity water and gas (if any) separately metered and consumed in or on the demised premises and will also pay all charges in respect of any telephone services connected to the demised premises and all other charges and impositions imposed by any public utility or authority for the supply of any service separately supplied to the demised premises. In the event of such water electricity gas and any other services not being supplied and metered separately to the demised premises, the Tenant will pay to the Landlord a proportionate part of the cost thereof such cost to be calculated by the Landlord and notified to the Tenant in writing and such notification shall be conclusive as to the amount thereof and in the event of the Public Utilities Board Power Supply Ltd PowerGas Ltd or other authority responsible for the supply of the water electricity gas and any over services supplied and used in the Building increasing the charges therefor the Tenant shall pay to the Landlord a proportionate part of such increased cost as calculated by the Landlord and notified to the Tenant in writing which notification shall be conclusive as to the amount thereto.

           (m) No auctions or sale of other goods: The Tenant shall not conduct or permit to be conducted in at or from the demised premises the sale of any of the Tenant's plant, equipment, machinery, furniture, fittings or other goods or the sale of any goods whatsoever by way of auction.

           (n) Restrictions on advertising: The Tenant shall not use the Common Area or any part thereof for any business or commercial purposes or the display or advertisement of any goods or services except with the consent in writing of the Landlord and in accordance with any conditions imposed by the Landlord.

           (o) Air-conditioning

               (i) The Tenant shall not without the prior written consent of the Landlord install or use its own air-conditioning or cooling units or other methods of cooling;

               (ii) Where any plant machinery or equipment for cooling or circulating air is installed in or about the demised premises the Tenant will at all times use and regulate the same so that it is in reasonable balance with conditions in the public areas and shall at the Tenant's expense keep such plant in good repair and condition and regularly serviced at least four times a calendar year,

               (iii) If requested by the Tenant the Landlord may (but shall be under no obligation so to do) at the cost of the Tenant install additional fan coil units in the demised premises and the Tenant shall pay to the Landlord Dollars One Thousand Five Hundred ($1,500.00) (hereinafter called "the additional fan coil levy") per month per additional fan coil unit in advance on the first day of every calendar month and clear of all deductions Provided Always that the Landlord shall be entitled upon giving 30 days' written notice to the Tenant to increase the additional fan coil levy. If the Tenant does not agree to pay such increase the Landlord shall remove all additional fan coil units at the cost of the Tenant.

               (iv) The Landlord shall not be under any liability to the Tenant or to any persons arising from any inability or failure on the part of the Landlord to operate or maintain any air-conditioning plant at any time or times for any reason whatsoever and to the extent to which the Landlord has control over the same the use and operation of such plant shall at all times be at the discretion of the Landlord.

           (p) Infectious Illness: The Tenant will in the event of any infectious illness set out in the First and Second Schedules of the Infectious Diseases Act (Cap. 137) occurring in the demised premises forthwith give notice thereof to the Landlord and to the proper public authorities and will at its expense thoroughly fumigate and disinfect the demised premises to the satisfaction of the Landlord and such public authorities and otherwise comply with their reasonable and lawful requirements in regard to the same.

           (q) Notice of Defects: The Tenant will give to the Landlord prompt notice in writing of defect or want of repair in any services to or fittings in the demised premises and of any circumstances likely to be a or cause any danger risk or hazard to the demised premises or to the Building or any person therein.

           (r) Lifts and escalators:

               (i) The Tenant shall not use any of the passenger lifts or escalators in the Building for the transport of its goods, merchandise, garbage or equipment of any nature whatsoever.

               (ii) The Landlord shall not be under any liability to the Tenant or to any other person arising from any inability beyond the control of the Landlord to operate or maintain any lifts or escalators installed in the Building at any time or times for any reason whatsoever and to the extent to which the Landlord has control over the same the use and operation of such lifts and escalators shall at all times be at the discretion of the Landlord.

           (s) Access for Power Supply: The Tenant shall give the Power Supply Ltd and its employees the right of access to and from the electrical substation located in the Building at all times and shall not do or permit to be done any act or thing which might impede the right of access granted hereby.

           (t) No Touting: The Tenant shall not by itself its employees or agents carry out any touting activities in the Common Area or in any other part of the Building.

           (u) No inflammables on premises: The Tenant will not (other than in accordance with the specified use of the demised premises approved by the Landlord) store chemicals inflammable liquids acetylene gas or alcohol volatile or explosive oil compounds or substances upon the demised premises and will not use any of such substances or fluids in the demised premises for any purposes.

           (v) No "pay-telephones": The Tenant shall not install in or at the demised premises any "pay telephones" or telephones operated by coins credit cards or any other forms of payment.

        10. MAINTENANCE, REPAIR, ETC

            (a) Repair: The Tenant will maintain repair and keep the whole of the demised premises in good and substantial repair working order and condition and particularly all machinery plant equipment fixtures and things thereto belonging or which at any time during the said term shall be erected therein or thereon or be part thereof.

           (b) Specific obligations: The Tenant will without affecting the generality of sub-clause (a) above at the Tenant's expense:

               (i) Cleaning: cause the demised premises (including external surfaces of the doors) to be cleaned in a proper and workmanlike manner and to be kept clean and free from dirt and rubbish and particularly shall store and keep all trade waste trash and garbage in proper receptacles and arrange for the regular removal thereof from the demised premises;

               (ii) Equipment: keep and maintain clean and in good order repair and condition all fittings plant furnishings and equipment of the Tenant;

               (iii) Damage to Common Area: make good any breakage defect or damage to the Common Area or any fixtures and/or fittings thereof or to any adjoining premises or any facility or appurtenances thereof occasioned by want of care misuse or abuse on the part of the Tenant or the Tenant's servants agents contractors or sub-contractors or invitees or otherwise occasioned by any breach or default of the Tenant hereunder or under any rules and regulations of the Landlord made Pursuant hereto;

               (iv) Replace breakages: immediately repair and replace all broken glass including exterior show-windows with glass of the same or similar quality and all damaged or broken lighting electrical equipment (including light bulbs and fluorescent tubes) and plumbing installed upon the demised premises;

               (v) Comply with statutes: forthwith comply with all statutes ordinances proclamations orders or regulations present or future affecting or relating to the use of the demised premises and with all requirements which may be made or notices or orders which may be given by any governmental semi-governmental health licensing civic or any other authority having jurisdiction or authority over or in respect of the demised premises or the user thereof and will keep the Landlord indemnified in respect of all such matters in this paragraph referred to;

               (vi) Remove signs: upon vacating the demised premises or immediately prior thereto at the request of the Landlord remove any signs names advertisements or notices erected painted displayed affixed or exhibited upon to or within the demised premises and make good any damage or disfigurement caused by reason of such erection painting displaying affixing exhibiting or removal thereof.

           (c) Equipment and appliances: Without affecting the generality of the preceding paragraph hereof the Tenant particularly will not without such consent install any water gas or electrical fixtures equipment or appliances or any apparatus for illuminating the demised premises and the Tenant shall be responsible for any damage to and repair any system of water gas electricity or any like services to or at the demised premises and shall undertake all remedial measures immediately.

           (d) Heavy machinery etc: The Tenant will not bring upon the demised premises any heavy machinery or other plant or equipment or goods with an imposed load in excess of 4KN/m2 without the written consent of the Landlord and in no event shall any such machinery plant or equipment or goods be of such nature or size as to cause or in the opinion of the Landlord be likely to cause any structural or other damage to the floor or walls or any other parts of the demised premises or the Common Area. Before bringing any such machinery plant equipment or goods upon the demised premises or the Common Area the Tenant shall inform the Landlord of the Tenant's intention so to do and the Landlord may direct the routing installation and location of all such machinery plant equipment and goods and the Tenant shall observe and comply with all such directions.

           (e) Landlord's right to inspect: The Landlord and its agents may at all reasonable times upon giving to the Tenant reasonable notice (except in case of emergency when no notice shall be required) enter upon the demised premises and view the state of repair thereof and may serve upon the Tenant a notice in writing of any defect for the repair of which the Tenant may be responsible hereunder requiring the Tenant within a reasonable time to repair the same and in default of the Tenant so doing it shall be lawful for the Landlord to execute the required repairs and for that purpose the Landlord its architects contractors workmen and agents may enter upon the whole or part of the demised premises and there remain for the purpose of doing erecting or effecting any such thing and the expenses and costs of carrying out such work shall be payable by the Tenant to the Landlord on demand.

           (f) Access for repairs: The Tenant will permit the Landlord at all times on reasonable notice to enter and carry out repairs renovations maintenance or alterations to the demised premises or to any part thereof or to the Common Area or any part thereof in compliance with the Landlord's obligations under the provisions of this Lease or otherwise deemed necessary or desirable by the Landlord Provided Always that in the exercise of any such power no undue inconvenience is caused to the Tenant.

           (g) Requirements of Public Authorities: If at any time during the said term any authority having jurisdiction over or in respect of the demised premises or the user thereof requests requires notifies or orders any structural alterations re-alterations additions conversions improvements or other works to be made to the demised premises the Tenant will at all times permit the Landlord to enter the demised premises or any part thereof for the purpose of making any such structural alterations additions conversions improvements or other works or any of them as aforesaid Provided Always that in the exercise of such power under this paragraph no undue inconvenience is caused to the Tenant.

           (h) Premises to be kept free of pests: The Tenant will take all reasonable precautions to keep the demised premises free of rodents vermin insects pests birds and animals and in the event of failing so to do will if so required by the Landlord but at the cost of the Tenant employ from time to time or periodically pest exterminators approved by the Landlord.

           (i) Use of toilets etc: The Tenant shall not use or permit nor suffer to be used the toilets sinks and drainage and other plumbing facilities in the demised premises or the Common Area for any purposes other than those for which they were constructed or provided and shall not deposit or permit to be deposited therein any sweepings rubbish or other matter and any damage thereto caused by misuse shall be made good by the Tenant forthwith.

           (j) Entrances: The Tenant shall not change or otherwise alter the type or the size or location of the entrances of the demised premises except with the prior written consent of the Landlord. The Tenant shall at all times keep any door opening to the exterior of the Building closed save to allow ingress to and egress from the demised premises.

           (k) Cleaners: The Tenant shall not employ or continue to employ in or about the premises any cleaners other than the cleaning contractor or contractors authorized by the Landlord to carry out the cleaning work in the Building. PROVIDED ALWAYS that the Landlord shall not be liable for any misconduct or negligent acts or defaults of the said cleaning contractors. Any cleaners so employed by the Tenant for the purpose of cleaning the premises shall be employed at the sole expense and responsibility of the Tenant.

        11. INSURANCES

            (a) Tenant to insure: The Tenant shall insure all Tenant's property in the demised premises for their full insurable value against all risks commonly insured against in respect of property of a similar nature including, but not limited to, public liability and fire risks. Additionally whilst carrying out any renovation works pursuant to Clauses 7 and 16(b) hereof the Tenant will take out appropriate public liability and contractors all risks policies. All such policies shall include a provision for waiver of subrogation against the Landlord.

            (b) Public liability insurance: During the said term the Tenant shall effect and maintain public liability insurance for the demised premises in terms acceptable to the Landlord in an amount of not less than Dollars One Million ($1,000,000.00). All policies of insurance taken out in compliance with this sub-clause shall include a provision for waiver of subrogation against the Landlord.

            (c) Tenant not to void insurance: The Tenant will not at any time during the said term do or permit or suffer to be done any act matter or thing upon the demised premises whereby any insurances in respect thereof may be vitiated or rendered void or voidable.

            (d) Waiver of Subrogation: The Landlord and the Tenant each hereby waives any and all rights of recovery against the other, and against any other tenant or occupant of the Building and against the employee, agents, contractors and invitees of such other party and of such other tenant or occupant of the Building, for loss of or damage to such waiving party or its property or property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance which such waiving party is required to obtain and maintain pursuant to this Lease. The Landlord and the Tenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurers that the foregoing mutual waiver of subrogation is contained in this Lease. The Landlord's notice hereunder may be a general notice with respect to all leases, including this Lease, then or thereafter in effect in respect of the Building.

            (e) Landlord to be co-assured: Wherever possible, the Tenant shall cause the Landlord to be named as co-assured on all policies of insurance required in this Agreement.

            (f) Tenant to produce insurance policies and receipts: The Tenant shall produce all insurance policies and receipts in respect of premiums thereunder for the inspection of the Landlord on request.

        12. INDEMNITIES ETC

            (a) Release of Landlord: The Tenant agrees to occupy use and keep the demised premises at the risk of the Tenant and hereby releases to the full extent permitted by law the Landlord and its agents servants contractors invitees and employees in the absence of any negligence on the part of the Landlord its agents servants contractors invitees and employees from all claims and demand of every kind in respect of or resulting from any accident damage or injury occurring in the demised premises and in the absence of any such negligence as aforesaid the Landlord shall have no responsibility or liability for any loss damage or injury suffered by the Tenant (whether to or in respect of the Tenant's person or property or the business conducted by the Tenant) as a result of any breakage, leakage, accident or event in the demised premises.

            (b) Indemnity by Tenant: The Tenant will and does hereby indemnify and hold harmless the Landlord from and against all actions claims demands losses damages costs and expenses for which the Landlord shall or may be or become liable in respect of and to the extent that they arise from:

                  (i) the negligent use misuse waste or abuse by the Tenant or any servant agent customer or invitee of or any other person claiming through or under the Tenant of the water gas electricity oil lighting and other services and facilities and appurtenances of the demised premises;

                  (ii) overflow or leakage of water (including rain water) in or from the demised premises or any equipment or fixtures therein or caused or contributed to by any act or omission on the part of the Tenant its servants agents contractors sub-contractors sub-tenants invitees or other persons as aforesaid;

                  (iii) loss damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the demised premises by the Tenant or any servant agent sub-tenant customer invitee or other person as aforesaid;

                  (iv) loss damage or injury from any cause whatsoever to property or person occasioned or contributed to by any act omission neglect breach or default of the Tenant or any servant agent contractor sub-contractor sub-tenant customer invitee or other person as aforesaid.

        13. LANDLORD'S COVENANTS

The Landlord hereby covenants with the Tenant as follows:

           (a) Payment of rent: to pay the rent reserved by the Indenture of Lease dated the 27th day of March l962 in respect of the land on which the Building stands.

           (b) Quiet enjoyment of premises: to permit the Tenant duly paying the rent and any other sums payable hereunder and observing and performing its several covenants and stipulations herein contained to have quiet possession and enjoyment of the demised premises during the said term without any interruption by the Landlord or anyone claiming under or through or in trust for the Landlord save as specifically herein provided.

        14. MANAGEMENT AND OPERATION OF THE BUILDING

            (a) By Landlord: The Landlord will conduct manage and operate the Building during the said term.

            (b) Maintenance of Common Area: The Landlord will maintain and keep in repair the Common Area during the term of this Lease inclusive of the exterior walls (other than shop fronts) and all parking spaces roads pavement gardens water drainage lighting and other common facilities and services Provided That the manner in which such areas and facilities shall be maintained and the expenditure thereon shall be at the absolute discretion of the Landlord.

            (c) Alterations to Building: The Landlord shall have the right from time to time to improve extend or reduce the Building or in any manner whatsoever alter or deal with the Building (other than the demised premises) or any part thereof Provided Always that the Landlord shall maintain or cause to be maintained reasonable capacity in the common area for the parking of motor vehicles and Provided Further that in exercising such right the Landlord will endeavor to cause as little inconvenience to the Tenant as is practicable in the circumstances.

            (d) Lighting of Common Area: The Landlord shall furnish reasonable illumination to the common area during the term of this Lease (except when the Building shall be closed) and may also furnish such further or other illumination as the Landlord may in the Landlord's absolute discretion deem to be advantageous to the Tenant or to the Landlord.

            (e) Parking Facilities: The customers and invitees of the Tenant shall have the right subject to availability to use for parking the part or parts of the Building set aside from time to time by the Landlord for parking of motor vehicles in common with the Landlord and all others to whom the Landlord has granted or may hereafter grant such right but the Tenant its agents and servants shall not without the previous consent of the Landlord so use such part or parts of the Building except for transporting goods to or from the demised premises in the ordinary course of the Tenant's business and then always subject to the control of the Landlord and to such rules and regulations and restrictions as the Landlord may from time to time impose including particularly the designation of specific areas in which such vehicles may be parked. The Tenant agrees after notice thereof to abide by such rules regulations and restrictions and use its best efforts to cause its invitees agents and servants to conform thereto. The Tenant and its agents and servants shall park their private vehicles only at such lots at level 6 of the Building as the Landlord shall designate. The Tenant shall upon request furnish to the Landlord the license numbers of the vehicles used by the Tenant its agents and servants. The Landlord reserves the right to charge a fee at such rate or rates as may from time to time fixed by the Landlord in respect of such parking facilities.

            (f) Provision of Services: The Landlord will provide air-conditioning, lift, escalator and cleaning services daily, except on Sundays and public holidays, between the following hours:

                      (i) from Monday to Friday:

                          8.00 a.m. - 6.00 p.m.

                      (ii) on Saturday:

                           8.00 a.m. - 1.00 p.m.

If requested by the Tenant the Landlord may (but shall not be under any obligation so to do) provide air-conditioning services to the demised premises after the hours specified above. The Tenant shall pay for such additional air-conditioning services at the rate of Dollars One Hundred ($100.00) per hour. The Landlord shall be entitled at any time and from time to time to revise the charges for such additional air-conditioning services by giving the Tenant one
(1) week's written notice.

            (g) Limitation to Landlord's obligations: The obligations of the Landlord under the preceding sub-Clauses of this Clause shall be subject to the condition that whenever the Landlord is required to perform or do any act or thing then in such instance performance of such act or thing shall not be required if it is rendered impossible or impracticable by reason of any riot civil commotion strike lock-out Act of God or the public enemy priority allocation rationing or the prohibition of the use of any material fuel or the regulation of hours of work or by reason of any matter or thing beyond the control of the Landlord.

        15. DEFAULT, TERMINATION, ETC

            (a) By Tenant: If the rent service charge or any other payments hereby reserved or any part thereof shall be unpaid for ten (10) days after any of the days on which the same ought to have been paid (although in any of the foregoing cases no formal demand shall have been made therefor) or if the paid-up capital of the Tenant is less than or falls below $25,000.00 or if the Tenant commits permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants obligations and provisions of this Lease or any rules made hereunder or if an order is made or a resolution is effectively passed for the winding up of the Tenant (except for the purpose of reconstruction or amalgamation with the written consent of the Landlord which consent shall not be unreasonably withheld) or if the Tenant goes into liquidation or is made a bankrupt or makes an assignment for the benefit of or enters into an arrangement or composition with its creditors or stops payment of its debts or if execution is levied against the Tenant and not discharged within thirty (30) days then and in any one or more of such events the Landlord at any time or times thereafter shall have the right to forfeit the deposit paid hereunder and to re-enter into and upon the demised premises or any part thereof in the name of the whole and to have again re-possess and enjoy the same as of their former estate anything herein contained to the contrary notwithstanding but without prejudice to any action or other remedy which the Landlord has or might or otherwise could have for arrears as a result of any such event and thereupon the Landlord shall be freed and discharged from any action suit claim or demand by or obligation to the Tenant under or by virtue of this Lease.

            (b) Right of Landlord to remedy Tenant's default: On each and every occasion on which the Tenant omits or neglects to pay any money or to do or effect anything which the Tenant is obliged hereunder to pay do or effect then it shall be lawful for but not obligatory upon the Landlord (and without prejudice to any rights and powers arising from such default) to pay such money or to do or effect such thing by themselves their architects contractors workmen and agents as if they were the Tenant and for that purpose the Landlord its architects contractors workmen and agents may enter upon the whole or any part of the demised premises and there remain for the purpose of doing or effecting any such thing and the Landlord may recover the amount paid or the expenses and costs of such action forthwith.

            (c) Interest: Without prejudice to the rights powers and remedies of the Landlord otherwise under this Lease the Tenant will pay to the Landlord interest at the rate of fourteen percent (14%) per annum on any moneys due but unpaid for ten (10) days by the Tenant to the landlord on any account whatsoever pursuant to this Lease such interest to be computed on the basis of a 360 day year from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and to be recoverable in like manner as rent in arrears. PROVIDED THAT the said rate of interest shall apply both before as well as after judgment and any period of less than one month shall be treated as a period of one month.

            (d) Landlord's Right against Tenant's goods: Upon the Landlord becoming entitled to re-enter the demised premises pursuant to any provision of this Lease the Landlord shall give three (3) days' notice to the Tenant to remove all goods and at the expiration of the said period the Tenant shall remove from the demised premises all goods (which expression where hereinafter used shall include personal property of every description) which may be thereon or therein. In default of the Tenant effecting such removal the goods shall be deemed to be abandoned by the Tenant and the Landlord upon entering into possession of the demised premises may retain or dispose of the same as the Landlord sees fit without claim by the Tenant thereto or to the proceeds thereof.

        16. DUTIES ON EXPIRATION/DETERMINATION

            (a) Yield up demised premises: At the expiration or sooner determination of the said term the Tenant shall yield up the demised premises with the fixtures thereto (other than such Tenant's trade fixtures as shall belong to the Tenant), unless required by the Landlord to be removed, in good and tenantable repair and condition (fair wear and tear excepted) to the Landlord together with the keys to the demised premises and all doors therein, and if so required by the Landlord shall remove all lettering, internal partitions, fixtures and installations of the Tenant or any part thereof, as are specified by the Landlord, from the demised premises and reinstate all air-conditioning installations or other electrical installations to their original state to the satisfaction of the Landlord, its architect, engineer or consultant. Such removal and/or reinstatement shall be carried out by a contractor appointed by the Tenant and approved by the Landlord under the supervision of the Landlord's architect, engineer or consultant and the Tenant shall pay for all fees and expenses of such architect, engineer or consultant. All damage done to the demised premises by such removal shall be made good by the Tenant on or prior to the expiration of the term and if the Tenant fails to do so the Landlord may make good all such damage. All costs incurred by the Landlord in such removal or disposal or in making good such damage shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant of the amount thereof.

           (b) Reinstatement: The Tenant shall reinstate the demised premises to the satisfaction of the Landlord's architect, engineer or consultant for the time being immediately prior to the expiration or sooner determination of the said term and if the Tenant shall fail to reinstate the demised premises as aforesaid within fifteen (15) days of the end of the term the Landlord may reinstate the demised premises and recover from the Tenant on demand the costs of such reinstatement together with an administrative fee equal to thirty (30%) percent of such costs of reinstatement and such rents and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement is effected by the Landlord been added to the term of this tenancy. For the purposes hereof the term "reinstate" shall include the washing of the whole of the interior of the demised premises, the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all of the internal parts of the demised premises previously so treated respectively, and also the replacing of all ceilings and floor tiles which in the opinion of the Landlord's architect, engineer or consultant for the time being are worn out or damaged and in need of replacement.

           (c) Damages: If the Tenant holds over after the expiration or sooner determination of the said term, the Tenant shall pay double rent otherwise payable under this Lease for the period of the holding over and shall also be liable to compensate the Landlord for all other loss and damage sustained by the Landlord by reason of the Tenant's failure or refusal to yield up the demised premises in accordance with this Lease.

        17. RENEWAL

The Landlord shall at the written request of the Tenant made not less than six
(6) months before the expiration of the said term and if there shall not have been at any time during the said term or at the time of such request be any breach or non-observance of any of the covenants on the part of the Tenant herein contained and at the Tenant's expense grant to the Tenant a tenancy of the premises which Lease must be signed by the Tenant at a date not less than four (4) months before the expiration of the said term. The renewed tenancy shall be for a term of three (3) years at a revised rent and service charge to be determined by the landlord and on such terms and conditions as the parties hereto may agree. Within two (2) weeks of the receipt of the Landlord's notification of the revised rent and service charge and revised terms and conditions, if any, the Tenant shall in writing inform the Landlord whether the revised rent and service charge and revised terms and conditions, if any, are acceptable or otherwise. In the event that the revised rent and service charge and revised terms and conditions, if any, are not acceptable to the Tenant and/or if the Tenant shall fail to sign the Lease for the renewed term within the period stipulated above then this option shall lapse and the Landlord shall be free of all obligations whatsoever to grant to the Tenant a further term of tenancy.

        18. [Deleted]

        19. REDEVELOPMENT OF THE BUILDING

In the event that the Landlord decides to redevelop the Building and the demised premises are affected by such redevelopment, the Landlord shall have the right to terminate this Lease on giving the Tenant six (6) month's notice in writing.

        20. LEGAL COSTS

The Tenant shall pay all legal fees (including the Landlord's solicitors' charges on a solicitor and client basis), stamp duty and all other disbursements and out-of-pocket expenses incurred in the preparation and completion of this Lease, incurred in connection with any assignment, sub-letting or surrender or other termination thereof otherwise than by effluxion of time and incurred in connection with demanding and enforcing payment of the moneys due hereunder or otherwise howsoever in enforcing any of the terms, conditions and covenants herein contained.

        21. INSPECTION

            (a) By prospective tenants: Before the expiration of the said term the landlord shall be entitled to exhibit outside the demised premises or on the door thereof a notice stating that the demised premises are to be vacant and to be let and the Tenant shall permit all prospective tenants of the demised premises accompanied by a representative of the Landlord free ingress to and egress from the demised premises for the purposes of viewing the demised premises.

            (b) By prospective purchasers: At any time during the currency of the said term the Landlord's representative may, by prior appointment, inspect the demised premises accompanied by a prospective purchaser of the demised premises and the Tenant shall give such persons free ingress to and egress from the demised premises.

        22. GENERAL

            (a) Waiver: No waiver by the Landlord of one breach of any covenant obligation or provision in this Lease contained or implied shall operate as a waiver of another breach of the same or of any other covenant obligation or provision in this Lease contained or implied.

            (b) Kiosk in Common Areas: The Landlord reserves the right from time to time during the term hereof to erect remove and re-erect kiosks and other structures in any part of the Common Area (save in any part thereof which would interfere with access to the demised premises) and to grant to any person the exclusive use of all or any part thereof for such purposes for such period and upon such terms and conditions as the Landlord may in its absolute discretion think fit.

            (c) Use of Common Areas: Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any tenant person or organisation to hold any function or exhibition or display any merchandise or organise any parade in any part or parts of the Common Area or use the Common Area or any part or parts thereof in such manner at such times and upon such terms and conditions as the Landlord may in its absolute discretion think fit but not so as to impede or interfere with access to the demised premises. PROVIDED ALWAYS that any consent or permission so given as aforesaid may at any time be withdrawn when the Landlord so determines having regard to the interests of the Building as a whole and/or the rights or interests of other tenants occupiers or persons lawfully therein.

            (d) Public Address System: The Landlord may (but shall not be compelled to) provide and install a public address system throughout the Common Area or any part thereof and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcements thereon.

            (e) Notices: Any notice required to be served on the parties hereto shall be served personally or by sending the same by prepaid registered post addressed to the relevant party at its address specified in item 9 of the First Schedule hereto and any notice sent by post shall be deemed to be given at the time when it ought to be delivered in the due course of post. In addition any notice required to be served on the Tenant shall be sufficiently served if left addressed to the Tenant on the demised premises.

            (f) Rules and Regulations of Building: The Landlord shall have the right at any time and from time to time to delete vary amend or add to the said rules and regulations for the time being deemed to be included in the Second Schedule hereto whenever the Landlord deems such variation amendment deletion or addition thereto shall be necessary or desirable for regulating the use of the demised premises or the Common Area or the Building or any part thereof and/or for the safety care and cleanliness thereof.

            (g) Consent or Approval of Landlord: In any case where pursuant to these presents or to any rule or regulation made hereunder the doing or executing of any act matter or thing by the Tenant is dependent upon the consent or approval of the Landlord such consent or approval may be given or withheld by the Landlord in its absolute discretion unless otherwise herein provided.

            (h) Exclusion of implied terms, etc: The covenants provisions terms and agreements herein cover and comprise the whole of the agreement between the parties hereto or their appointed agents and the parties hereto declare that no further or other covenants agreements provisions or terms whether in respect of the demised premises or the Building or the other tenants thereof or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise representation warranty or undertaking given or made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication of collateral or other agreement is hereby negatived.

            (i) Right to refuse access: Notwithstanding anything herein contained the Landlord shall have the right at all times to refuse access to the Building to any person whose presence in the Building might in the opinion of the Landlord be prejudicial to the safety, character, reputation and interests of the Building and its occupiers.

        23. ABSOLUTE EXCLUSIONS

Notwithstanding anything to the contrary herein contained the Tenant hereby covenants with the Landlord not to use or permit or suffer the use of the demised premises or any part thereof:

            (a) for any illegal or immoral purposes;

            (b) for the sale by wholesale of tobacco in any form:

            (c) in any way connected with gambling or betting;

            (d) for any purpose which would be a nuisance or annoyance to adjacent owners or occupiers;

            (e) for the manufacture storage distribution or sale by wholesale of liquor;

            (f) for the storage sale distribution or use of noxious goods or dangerous or illegal drugs;

            (g) for cooking or residential purposes or for sleeping in.

        24. EASEMENTS

The Landlord hereby grants to the Tenant and its agents servants customers and others authorised by the Tenant in common with the Landlord and all others to whom the Landlord has granted or may hereafter grant the right to use the Common Area apart from the parking area Reserving Nevertheless to the Landlord the free and uninterrupted right to use the pipes for water gas and drainage and cable for electricity and telephone in through or under the demised premises.

        25. INTERPRETATION

In the interpretation of this Lease except to the extent that such interpretation shall be excluded by or be repugnant to the context when used herein:

            (a) "the Landlord" shall include the successors and assigns of WISMA DEVELOPMENT PTE LTD;

            (b) "the Tenant" shall include, if the Tenant is an individual, his personal representative or if the Tenant is a company, its successors in title;

            (c) "the Common Area" means those parts areas premises and facilities of and in the Building which are not demised or intended to be demised by the Landlord to the Tenant or to any other lessee and which are now or hereafter provided by the Landlord for the common use by lessees of premises in the Building and their respective customers employees invitees and licensees in common with the Landlord and all other persons having the like right to use the same (including but without limiting the generality of the foregoing all roads walls car parks walkways pavements passages entrances courts vestibules halls toilets stairways elevators and gardens and such other areas amenities grounds and conveniences from time to time provided prescribed or made available by the Landlord for the common or general use or benefit of the lessees customers employees invitees and licensees as aforesaid and all other persons having the like right);

            (d) "person" shall include a corporation;

            (e) words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter gender and vice versa as the case may require; and

            (f) where two or more persons are included in the term "the Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives respectively jointly and severally.

The headings appearing in the Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections or clauses of this Lease, nor in any way affect this Lease.

        AS WITNESS the hands of the parties hereto the day and year first above written.

                      THE FIRST SCHEDULE ABOVE REFERRED TO



1.           TENANT'S NAME AND REGISTERED ADDRESS:       CHEMCONNECT, INC. a company incorporated in the United States of
                                                         America and having its representative office 435 Orchard Road,
                                                         #15-03 Wisma Atria, Singapore 238877.

2.           DEMISED PREMISES:                           All that the premises known as unit #15-03 on the fifteenth story of WISMA ATRIA, 435 Orchard Road, Singapore 238877 and being the area edged in red and numbered on the plan annexed hereto and estimated to contain a total area of 151.00 square metres
                                                         (1,625.36 square feet).

3.           TERM OF LEASE:                              Period of three (3) years commencing from 1st December 1999 to
                                                         30th November 2002.

4.           MONTHLY RENT (EXCLUDING                     $7,135.33 (excluding GST)
             SERVICE & MAINTENANCE):

5.           MONTHLY SERVICE & MAINTENANCE:              $1,804.15 (excluding GST)

6.           DEPOSIT:                                    $26,818.44

7.           USE OF DEMISED PREMISES:                    As an office in connection with the Tenant's business.

8.           NATURE OF BUSINESS:                         Providing and promoting an Internet based electronic trading exchange for chemical products for parent company in the
                                                         Asia-Pacific region.

9.           BUSINESS NAME:                              CHEMCONNECT, INC.

10.          ADDRESS FOR NOTICES:

             To Landlord:                                To Tenant:
             WISMA DEVELOPMENT PTE LTD                   CHEMCONNECT, INC.
             435 Orchard Road                            435 Orchard Road
             #14-04/06 Wisma Atria                       #15-03 Wisma Atria
             Singapore 238877                            Singapore, 238877

                            [Diagram of leased space]

                      THE SECOND SCHEDULE ABOVE REFERRED TO

                      Rules and Regulations of the Building



        1. The Tenant shall not in any way obstruct or permit the obstruction of any walkways pavements entrances passages courts corridors serviceways vestibules halls roads docks stairways elevators hoists escalators fire or escape doors or other parts of the Common Area of any appurtenances or conveniences thereto.

        2. The Tenant shall not in any way cover or obstruct any lights sky-lights windows or other means of illumination of the Common Area or of the Building generally.

        3. The Tenant will use or permit to be used for the receipt delivery or other movement of any goods wares or merchandise or articles of bulk or quantity only such parts of the demised premises and the Common Area and at such times as the Landlord may from time to time direct.

        4. The Tenant shall not throw or permit to be thrown or to be dropped or to fall any articles or substance whatsoever from or out of the demised premises or the Common Area or any part thereof and shall not place upon any sill ledge or other like part of the demised premises or the Common Area any articles or substance.

        5. The Tenant shall not litter such parts of the Common Area or any public footpath or way as immediately adjoin the demised premises.

        6. The Tenant will use its best endeavours to protect and keep safe the demised premises and any property contained therein from theft or robbery and shall keep all doors windows and other openings closed and securely fastened when the demised premises are not in use.

        7. The Landlord will provide keys for locks on doors or other openings of the demised premises and the Tenant will return to the Landlord on the determination of the Lease all such keys and shall not permit the same at any time to come into the possession or control of any person other than the Tenant its servants or agents.

        8. No rubbish waste or incense or joss paper shall at any time be burnt upon the demised premises or the Common Area or any part thereof.

        9. All blinds shades awnings window ventilators and other similar fittings and fixtures installed by the Tenant with the consent of the Landlord in or upon the demised premises and visible from outside the demised premises shall conform to the reasonable requirements and standards of the Landlord.

        10. The Landlord shall be entitled to close the Building and the Common Area or any part thereof and to prevent and prohibit any person from entering or remaining thereon between the hours of midnight and 6 a.m. inclusive. Without affecting the generality of the preceding provision of this rule the Landlord may close lock-off or otherwise control the Common Area or any part thereof from time to time and may take all such actions as the Landlord deems necessary for the purposes aforesaid and in particular may prohibit the use of the parking areas in the Building prior to the hours of 8 a.m. or such earlier hours as the Landlord may from time to time determine to prevent unauthorized persons not intending to conduct business with or become customers of any of the occupants of the Building from using the parking areas of the Building for any private or other purpose Provided Always that upon obtaining the prior written consent of the Landlord the Tenant shall be permitted to enter the Building during the aforesaid hours.

        11. Notwithstanding anything hereinbefore contained the demised premises shall not be or remain open for business at or during any time or times prohibited by law for that class of premises or the business carried on therein.

        12. Before any machinery safe or furniture is moved into or out of the demised premises due notice must be given to the Landlord or its managing agent by the Tenant.

        13. The Tenant shall not bring or permit any person to bring or leave in or about the Building any bicycle or similar machine or any animal or play or permit any person to play any musical instrument in or about the demised premises.

        14. The Tenant shall advise the Landlord or its managing agent of the private address of the Tenant or if the Tenant shall be a corporation, of the manager thereof, or if there shall be more than one lessee of any two of them. The Landlord or its managing agent shall be promptly informed of any change in any such address.

        15. The Tenant shall not allow any accumulation of rubbish in the demised premises.

        16. All doors of the demised premises shall be securely fastened on all occasions when the demised premises are left unoccupied and the Landlord reserves the right by its agent caretaker employees servants and workmen to enter and fasten the same if left insecurely fastened.

        17. The Tenant shall take such steps as may be necessary to prevent excessive infiltration of air into the demised premises and air leakages and shall not do any act or thing whereby the working of the air circulating plant in the Building shall be affected.

        18. The Landlord shall be entitled to determine the hours of illumination of signs in accordance with the hours of trading prescribed in the Lease.

SIGNED BY                               )
                                        )
for and on behalf of                    )
                                        )        /s/
WISMA DEVELOPMENT PTE LTD               )
                                        )
in the presence of:                     )


/s/ Philip J. Ringo

SIGNED BY                               )          Phil Ringo
                                        )
for and on behalf of                    )
                                        )
CHEMCONNECT, INC.                       )
                                        )
in the presence of:-                    )          Tisha Chinn




/s/ Tisha Chinn
-------------------------------------
WITNESS' NAME:
NRIC NO.